As filed with the Securities and Exchange Commission on January 31, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware	65-0949535
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joselynn D. Van Siclen
Vice President and Chief Financial Officer
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(310) 579-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Douglas Tanner
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
(212) 530-5000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered(1)	Share(2)	Price(1)	Registration Fee
Common Stock, par value $0.10 per share	7,000,000	$17.72	$124,040,000	$13,272

(1)	This registration statement relates to the resale by the selling shareholders named herein of the shares of the common stock listed above.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(c) of the Securities Act. The proposed maximum aggregate offering price is based on the number of shares of common stock listed above and $17.72, the average of the high and low sales prices per share of Vector Group Ltd. common stock as reported on the New York Stock Exchange on January 24, 2006.

Vector Group Ltd.
Common Stock
     This prospectus relates to 7,000,000 shares of common stock of Vector Group Ltd. that may be offered for sale from time to time by some of our current shareholders.
     The selling shareholders will receive all of the proceeds from the sale of shares under this prospectus; we will not receive any proceeds from those sales.
     After registration, the selling shareholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares.
     Our common stock is listed on the New York Stock Exchange under the symbol “VGR.” On January 30 , 2006, the closing price of our common stock on the New York Stock Exchange was $18.07 per share.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS JANUARY 31, 2006.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, the selling shareholders may from time to time sell the shares of Vector Group Ltd. common stock described in this prospectus.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, that registers the offer and sale of Vector Group Ltd. common stock by the selling shareholders. This prospectus constitutes part of the registration statement. The registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, contains additional relevant information about us and the securities not included in this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, Vector Group Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC.
     You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.
     The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.

INCORPORATED DOCUMENTS
     The SEC allows us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated is considered part of this prospectus, except for any information that is superseded by information that is included in this document or in a later filed document.
     This prospectus incorporates by reference the documents listed below that Vector Group Ltd. previously filed with the SEC. They contain important information about us.

COMPANY SEC FILINGS	PERIOD
Annual Report on Form 10-K, as amended	Year ended December 31, 2004
Quarterly Reports on Form 10-Q	Periods ended March 31, 2005, June 30, 2005 and September 30, 2005
Current Reports on Form 8-K	Filed on January 11, 2005, February 2, 2005, February 17, 2005, February 24, 2005, March 3, 2005, March 7, 2005, March 17, 2005, March 21, 2005, April 1, 2005, April 14, 2005, May 10, 2005, June 20, 2005, July 22, 2005, August 9, 2005, September 28, 2005, November 9, 2005, November 14, 2005, November 17, 2005, December 15, 2005, December 19, 2005, January 3, 2006, and January 27, 2006.
The description of Vector Group Ltd. common stock set forth in our prospectus dated June 3, 2005 filed on Form 424B3	Filed on June 3, 2005.
     We also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.
     You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to:
Vector Group Ltd.
Attention: Investor Relations
100 S.E. Second Street
32nd Floor
Miami, Florida 33101
(305) 579-8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
          In addition to historical information, this prospectus contains “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:
•	economic outlook;

•	capital expenditures;

•	cost reduction;

•	new legislation;

•	cash flows;

•	operating performance;

•	litigation;

•	impairment charges and cost savings associated with restructurings of our tobacco operations; and

•	related industry developments (including trends affecting our business, financial condition and results of operations).
          We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “objective”, “plan”, “seek”, “predict”, “project”, and “will be” and similar words or phrases in the negatives.
          The forward-looking information involves important risks and uncertainties that could cause our actual results , performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:
•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise;

•	governmental regulation and policies;

•	effects of industry competition;

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry;

•	impact of restructurings on our tobacco business and our ability to achieve any increases in profitability estimated to occur as a result of these restructurings;

•	impact of new legislation on our competitors’ payment obligations, results of operations and product costs, i.e., the impact of recent federal legislation eliminating the federal tobacco quota system;

•	uncertainty related to litigation and potential additional payment obligations for us under the Master Settlement Agreement and other settlement agreements with the states; and

•	risks inherent in our new product development initiatives

VECTOR GROUP LTD.
          IN THIS PROSPECTUS, REFERENCES TO VECTOR GROUP LTD., “WE” AND “US” REFER TO VECTOR GROUP LTD AND, WHERE APPLICABLE, ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.
          We are a holding company for a number of businesses. We are engaged principally in:
•	the manufacture and sale of cigarettes in the United States through our subsidiary Liggett Group LLC;

•	the development and marketing of the low nicotine and nicotine-free QUEST cigarette products and the development of reduced risk cigarette products through our subsidiary Vector Tobacco Inc.; and

•	the real estate business through our subsidiary, New Valley LLC, which is seeking to acquire additional operating companies and real estate properties. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.
          Our principal executive offices are located at 100 S.E. Second Street, Miami, Florida 33131, and the telephone number is (305) 579-8000.
SELLING SHAREHOLDERS; PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS
          The following table sets forth certain information about the beneficial ownership of each selling shareholder. The tabular information below assumes that all of the shares listed below will be offered and sold by the selling shareholders to unaffiliated third parties. However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may hold after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus or in information incorporated by reference into this prospectus.

			NUMBER OF
	SHARES OF COMMON STOCK		SHARES
	BENEFICIALLY OWNED		BEING	SHARES BENEFICIALLY
SELLING SHAREHOLDERS	BEFORE OFFERING		OFFERED	OWNED AFTER OFFERING
	NUMBER	PERCENT(1)		NUMBER	PERCENT(1)
Andover Capital Offshore Partners Ltd.	12,000	*	12,000	0	—
Andover Capital Partners LP	188,000	*	188,000	0	—
Marc N. Bell	72,003	*	5,000	67,003	*
Jefferies Group, Inc.	3,020,750	6.1%	3,020,750	0	—
Jefferies Paragon Master Fund, Ltd.	1,770,563	3.5%	1,500,000	270,563	*
Highbridge International LLC	2,164,252	4.2%	250,000	1,914,252	3.7%
J. Bryant Kirkland III	111,919	*	4,250	107,669	*
Richard J. Lampen	325,071	*	20,000	305,071	*
Howard M. Lorber	4,015,360	7.9%	500,000	3,515,360	6.9%
Steel Partners II, L.P.	1,622,552	3.2%	1,500,000	122,552	*

*	Less than 1%.

(1)	Calculated based on Rule 13-3(d)(i) of the Exchange Act using the 49,865,936 shares of common stock outstanding as of January 30, 2006.
          Andover Capital. David Glancy as managing director of Andover Capital Partners, L.P. and president of Andover Capital Offshore Partners Ltd. exercises voting and dispositive power over the shares held of record by these two selling shareholders.
          Marc N. Bell. Mr. Bell is the Vice President, General Counsel and Secretary of Vector. The shares shown in the above table as owned by Mr. Bell include 67,003 shares acquirable by Mr. Bell upon exercise of currently exercisable options, which expire November 4, 2009, to purchase shares at $11.52 per share.
          Jefferies Group, Inc. Jefferies Group, Inc. is a publicly-traded Delaware corporation that is managed by its Board of Directors. Richard Handler is the Chairman and Chief Executive Officer of Jefferies Group, Inc.
          Jefferies Paragon Master Fund, Ltd. Jefferies Paragon Master Fund, Ltd. is managed by Jefferies Asset Management, LLC, a wholly-owned subsidiary of Jefferies Group, Inc. Michael Handler and Joseph Contorinis are the portfolio managers at Jefferies Asset Management, LLC and exercise voting control and dispositive power over these securities. The shares shown in the above table include 270,563 shares issuable upon conversion of $5,000,000 principal amount of Vector’s 5% Variable Interest Senior Convertible Notes 2011 issued in November 2004, which are held by Jefferies Paragon Master Fund, Ltd.
          Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of these securities. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and exercises voting control and dispositive power over these securities. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Highbridge International LLC has informed us that (i) it is an affiliate of Highbridge Capital Corporation, a registered broker-dealer, (ii) it purchased the securities in the ordinary course of business, and (iii) at the time of purchase, Highbridge International LLC had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The shares shown in the above table include 1,886,797 shares issuable upon conversion of $34,868,000 principal amount of Vector’s 5% Variable Interest Senior Convertible Notes due 2011 issued in November 2004, which are held by Highbridge International LLC.
          J. Bryant Kirkland III. Mr. Kirkland is a Vice President of Vector and, effective April 1, 2006, will become the Vice President and Chief Financial Officer of Vector. The shares shown in the above table as owned by Mr. Kirkland include 60,301 shares acquirable by Mr. Kirkland upon exercise of currently exercisable options, which expire November 4, 2009, to purchase shares at $11.52 per share.
          Richard J. Lampen. Mr. Lampen is the Executive Vice President of Vector. The shares shown in the above table as owned by Mr. Lampen include 134,008 shares acquirable by Mr. Lampen upon exercise of currently exercisable options, which expire November 4, 2009, to purchase shares at $11.52 per share.
          Howard M. Lorber. Mr. Lorber is President, Chief Executive Officer and a director of Vector. The shares shown in the table above as owned by Mr. Lorber include (i) 1,108,296 shares held by Mr. Lorber, (ii) 1,817,872 shares held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, including the 500,000 shares offered hereby, (iii) 64,800 shares of common stock held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, and (iv) 1,024,393 shares acquirable by Mr. Lorber upon exercise of currently exercisable options. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of Lorber Alpha II Limited Partnership.
          Pursuant to the stock options held by Mr. Lorber, Mr. Lorber has the right, which expires November 4, 2009, to purchase 670,045 shares at $11.52 per share, the right, which expires January 22, 2011, to purchase 319,069 shares at $14.98 per share, and the right, which expires July 1, 2006, to purchase 35,279 shares at $10.51 per share.
          Mr. Lorber disclaims beneficial ownership of 11,910 shares held by Lorber Charitable Fund. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

          Mr. Lorber was the Chairman of Hallman & Lorber in 2003 and 2004 and, since January 2005, has served as a consultant to such company. During the past three years, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions on various insurance policies issued for Vector and its subsidiaries and investees. Mr. Lorber and Hallman & Lorber and its affiliates have continued to provide such services in 2006.
          Mr. Lorber is a shareholder and registered representative in Aegis Capital Corp., a broker-dealer to which New Valley Corporation, a majority-owned subsidiary of Vector until December 2005 when it became a wholly-owned subsidiary of Vector, paid brokerage commissions and other income during the past three years.
          On April 13, 2005, in connection with the private offering of Vector’s 5% Variable Interest Senior Convertible Notes due 2011 (the “Notes”), Jefferies & Company, Inc. (“Jefferies”), as the initial purchaser of the Notes, Mr. Lorber and Lorber Epsilon 1999 Limited Partnership (“Lorber Epsilon”) entered into agreements, pursuant to which Jefferies was granted the right to borrow from time to time up to 315,000 shares of common stock of Vector Group Ltd. (the “Shares”) from Mr. Lorber or Lorber Epsilon. Under the agreements, Lorber Epsilon has agreed, through the period ending May 18, 2007, to lend Jefferies the Shares for the purpose of allowing Jefferies, in turn, to lend such Shares to its customers.
          In consideration for Mr. Lorber, as one of Vector’s principal stockholders, agreeing to lend the Shares in order to facilitate Vector’s offering of the Notes and accepting the resulting liquidity risk, Vector and Mr. Lorber entered into a Letter Agreement (the “Letter Agreement”) on April 13, 2005 whereby Vector agreed to pay Mr. Lorber or an affiliate designated by him an annual fee, payable on a quarterly basis in cash or, by mutual agreement of Vector and Mr. Lorber, in shares of common stock, equal to 1% of the aggregate market value of the Shares. In addition, Vector agreed to hold Mr. Lorber harmless on an after-tax basis against any increase, if any, in the income tax rate applicable to dividends paid on the Shares as a result of the Letter Agreement.
          Steel Partners II, L.P. Steel Partners, L.L.C., the general partner of Steel Partners II, L.P. and Warren G. Lichtenstein, the sole executive officer and managing member of Steel Partners, L.L.C., are also beneficial owners of these securities.
          In 1995, New Valley Corporation invested $2.5 million in Steel Partners II, L.P.
PLAN OF DISTRIBUTION
     As used below, “selling shareholders” includes the individuals listed in the table above and donees, pledgees, transferees or other successors in interest selling shares received from a selling shareholder (including the named selling shareholders) after the date of this prospectus. Selling shareholders from time to time may sell the shares being offered hereby on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares may be sold by the selling shareholders by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares;

•	in one or more underwritten offerings on a firm commitment or best efforts basis; and

•	a combination of any such methods of sale.
          The shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledges, secured parties or persons to whom such securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for such selling shareholder’s shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short Vector Group Ltd. common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered under this prospectus may be used to cover such short sales.
     A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of Vector Group Ltd. common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of the common stock by such broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares. A selling shareholder may also loan or pledge the shares offered hereby to a broker-dealer, and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.
     Any selling shareholders who are directors or officers of Vector Group Ltd. are subject to restrictions on the sale or transfer of the shares beneficially owned by them pursuant to the short-swing profit rule set forth in Section 16(b) of the Securities Exchange Act of 1934, as amended.
     The selling shareholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
     Costs, expenses and fees to be incurred by the selling shareholders in connection with the sale of the shares offered hereby, including all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. We will pay the fees and expenses relating to the registration with the SEC of the sale of the shares by the selling shareholders.
USE OF PROCEEDS
     All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and Vector Group Ltd. will not receive any of the proceeds from such sales.
LEGAL OPINIONS
     The validity of the shares of common stock described in this prospectus will be passed upon for us by Marc N. Bell, General Counsel of Vector Group Ltd.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Vector Group Ltd. incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Douglas Elliman LLC incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Koa Investors, LLC incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004 have been so incorporated in reliance on the report of Weisser LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The aggregate estimated (other than the registration fee) expenses to be paid by us in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$13,272
Accounting fees and expenses	30,000
Legal fees and expenses	50,000
Miscellaneous	6,728

Total	$100,000

Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our By-Laws provides for indemnification of our directors and officers to the maximum extent permitted by law.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of our Amended and Restated Certificate of Incorporation includes a provision which eliminates directors’ personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.
Item 16. Exhibits
The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).

3.3	By-Laws of Vector (incorporated by reference to Exhibit 4.1 in Vector’s Form 8-K dated January 1, 2006).

5	Opinion of Marc N. Bell, General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Weiser LLP, independent registered public accounting firm.

23.4	Consent of Marc N. Bell, General Counsel (included in Exhibit 5).

24	Power of Attorney (included on signature page).
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that:
     (i) paragraphs (a) and (b) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and
     (ii) paragraphs (a), (b) and (c) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
     (iii) Provided further, however, that paragraphs (a) and (b) do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act:
     (a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 31st day of January, 2006.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President, Treasurer and Chief Financial Officer

     Each person whose signature appears below hereby authorizes Richard J. Lampen, Marc N. Bell, Joselynn D. Van Siclen and J. Bryant Kirkland III and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 31, 2006.

/s/ Howard M. Lorber Howard M. Lorber	President and Chief Executive Officer (Principal Executive Officer)

/s/ Joselynn D. Van Siclen Joselynn D. Van Siclen	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Henry C. Beinstein Henry C. Beinstein	Director

/s/ Ronald J. Bernstein Ronald J. Bernstein	Director

/s/ Robert J. Eide Robert J. Eide	Director

/s/ Bennett S. LeBow Bennett S. LeBow	Director

/s/ Jeffrey S. Podell Jeffrey S. Podell	Director

/s/ Jean E. Sharpe Jean E. Sharpe	Director